EXHIBIT 10.1
Form of Key Officer Consent

[COMPANY LETTERHEAD]
April [date], 2020

[Name]
c/o Barnes Group Inc.
123 Main Street
Bristol, CT 06010-6307

Re:    Temporary Officer Base Salary Reduction
Dear [Name]:
This letter memorializes our recent discussions regarding our collective response to the COVID-19 pandemic and the resulting impact on our community, our economy and Barnes Group Inc. (the “Company”).
You have voluntarily agreed to reduce your current base salary in effect on the date of this letter, by [30%]1 [15%]2, which reduction shall apply for the period commencing on May 1, 2020 and concluding on [October 31, 2020]3 [July 31, 2020]4 (or such earlier date as the Compensation and Management Development Committee of the Board of Directors determines).

By your signature below, you hereby acknowledge and consent to the salary reduction contemplated by this letter, and further acknowledge and agree that you shall not have, and hereby waive, any right to resign for “Good Reason” (or any term of similar meaning) solely in connection with the temporary base salary reduction contemplated by this letter, under any and all employment, compensation and benefit plans, programs, policies, agreements or arrangements of the Company and its subsidiaries.
We appreciate your continued commitment and dedication to Barnes Group Inc. and your ongoing contributions to the collective success of the Company during these unprecedented times.
Sincerely,
________________________________
Name:
Title:

Acknowledged and Agreed:

[Name]	Date
______________________________
1 For the CEO.
2 For other executives.
3 For the CEO.
4 For other executives.